A CONFIDENTIAL PORTION OF THIS EXHIBIT HAS BEEN REPLACED WITH ASTERISKS AND FILED SEPARATELY WITH THE SEC UNDER A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 OR RULE 406.

NVE and Pacesetter Confidential

Amendment No. 3 to Supplier Partnering Agreement

This Amendment No. 3 to Supplier Partnering Agreement dated January 1, 2006 (as previously amended, the “Agreement”) by and between Pacesetter, Inc. (d/b/a St. Jude Medical CRMD), a St. Jude Medical Company, 15900 Valley View Court, Sylmar, California  91392-9221 (“Buyer”); and NVE Corporation, 11409 Valley View Road, Eden Prairie, MN  55344-3617 (“Seller”) is executed by and between Buyer and Seller.

1. Extension of Term of Agreement.
Section 1 of the Agreement is amended so that the term of this Agreement will continue until December 31, 2011.

2. Changes in Unit Price
Attachment 1 of the Agreement shall be amended to reflect a 2011 price of **.

3. Escrow Agreement
Buyer and Seller shall negotiate in good faith towards execution of a mutually satisfactory technology escrow agreement to provide for the retention, administration and controlled access of Seller’s product proprietary technology under certain circumstances.

4. Except as expressly amended above, all other terms and conditions of the Agreement will continue in full force and effect without change or modification.

IN WITNESS OF THIS AGREEMENT, the parties have signed below by their authorized officers, effective as of the later date below:

PACESETTER, INC.	NVE Corporation

By: /s/ JEFF CHATEAU	By: /s/ DANIEL A. BAKER
Jeff Chateau	Daniel A. Baker

Title: V.P, Supply Line	Title: President & CEO

Date: 9-8-10	Date: 9/13/10

Confidential	Page 1	9/8/2010